Capital Structure
-----------------

Because we have a relatively complex capital structure the following capital structure details are set forth:

Common Stock
------------

As of September 20, 2000 we had 13,035,899 (1) shares of Bion Environmental Technologies, Inc. common stock (the "Common Stock") issued and outstanding.

Capital Structure
-----------------

   Options*         Exercise     Shares              Expiration
                    Price

   Directors        $1.55        11,112       Vested  08/19/02
                    $2.04        11,112       Vested  08/19/02
                    $2.91        11,112       Vested  11/17/03
                    $1.61        10,000       Vested  08/04/04
                                 ------
   Total Directors               43,336

   Employees        $2.00       180,638       Vested  12/31/02
   (Vested)
                    $2.20        80,000       Vested  12/31/02
                    $2.25       469,000   (2) Vested  12/21/01 - 12/31/03
                    $2.25       165,000       Vested  12/31/02 - 12/31/03
                    $2.50        40,000   (3) Vested  12/31/01
                    $2.50       254,445       Vested  11/01/00 - 06/30/03
                    $2.70        55,556       Vested  12/31/02
                    $3.04         1,112       Vested  01/28/01
                    $4.05         1,112       Vested  11/30/00
                              ---------
   Total Employees
   (Vested)                   1,246,863

   Total Vested
   (Directors and
   Employees)                 1,290,199
_________________

* Options have been issued under our 1996 Nonemployee Director Stock Plan (see
Item 10 of Form 10-KSB dated June 30,1998), our 1994 Incentive Plan (see Item 10 of Form 10-KSB dated June 30, 1998) and our 2000 Incentive Plan (see
Exhibit 99.5 herein).

1)  Includes 27,000 shares not vested at September 18, 2000.
2) Each holder has agreed to exercise these options with outstanding promissory notes of Bion upon certain conditions.
3) Holder has agreed to exercise using outstanding long term notes payable of Bion upon certain conditions.

Employees         Exercise
(non-vested)      Price     Shares     Vesting Dates      Expiration

                  $2.00     239,719  11/19/00 - 10/31/02  12/31/02
                  $2.50     140,000  03/01/01 - 06/30/02  12/31/02 -06/30/03
Total Non-Vested            379,719
                            =======

Total Vested and
Non-Vested                1,669,918
                          =========


Warrants
--------

As of September 18, 2000, we have the following warrants outstanding:

Warrant              Shares     Expiration Date     Exercise Price

Class AA.01           15,000          (1)               $5.40
Class D2P          2,500,000          (2)               $1.75
Class D2C          2,500,000          (3)               $2.50
Class D2D          1,000,000          (4)               $3.50
Class D2E            500,000          (5)               $6.00
Class G-5.1            1,115          (6)               $2.70
Class G-5.2              919          (7)               $2.70
Class G-6              3,148          (8)               $5.40
Class H-1             11,112          (9)               $4.50
Class H-2             16,112         (10)               $2.70
*Class H-16           38,000         (11)               $2.25
Class J-1          1,404,450         (12)               $2.00
Class J-2            165,000         (13)              $2.375
Class X              479,269         (14)               $8.00
Class Z               42,748         (15)              $13.50
                   ---------                           ------
                   8,676,873                           $1.75 - 13.50
                   =========                           -------------

*Holder has agreed to exercise by cancellation of promissory note of Bion on certain conditions.

1. Class AA.01 Warrants may be exercised to purchase 15,000 shares of Common Stock for approximately a 28 month period beginning August 12, 1999 and ending December 31, 2001.

2. Class D2P Warrants may be exercised to purchase 2,500,000 shares of Common Stock for a 60 month period beginning December 23, 1999 and ending December 31, 2004.

3. Class D2C Warrants may be exercised to purchase 2,500,000 shares of Common Stock for a 54 month period beginning January 1, 2000 and ending June 30, 2004.

4. Class D2D Warrants may be exercised to purchase 1,000,000 shares of Common Stock for a 60 month period beginning August 10, 2000 and ending August 10, 2005.

5. Class D2E Warrants may be exercised to purchase 500,000 shares of Common Stock for a 60 month period beginning August 10, 2000 and ending August 10, 2005.

6. Class G-5.1 Warrants may be exercised to purchase 1,115 shares of Common Stock for a 60 month period beginning January 22, 1996 and ending January 21, 2001.

7. Class G-5.2 Warrants may be exercised to purchase 919 shares of Common Stock for a 60 month period beginning September 13, 1996 and ending September 12, 2001.

8. Class G-6 Warrants may be exercised to purchase 3,148 shares of Common Stock for a 60 month period beginning April 21, 1997 and ending April 20, 2002.

9. Class H-1 Warrants may be exercised to purchase 11,112 shares of Common Stock for a 60 month period beginning August 21, 1996 and ending August 20, 2001.

10. Class H-2 warrants may be exercised to purchase 16,112 shares of Common Stock for a 60 month period beginning August 21, 1996 and ending August 20, 2001.

11. Class H-16 Warrants may be exercised to purchase 38,000 shares of Common Stock for a 24 month period beginning January 1, 2000 and ending December 31, 2002.

12. Class J-1 Warrants may be exercised to purchase 1,404,450 shares of Common Stock for a 57 month period beginning March 31, 2000 and ending December 31, 2004.

13. Class J-2 Warrants may be exercised to purchase 165,000 shares of Common Stock for a 45 month period beginning March 31, 2000 and ending December 31, 2004.

14. Class X Warrants may be exercised to purchase 479,269 shares of Common Stock for a 24 month period beginning January 1, 2000 and ending December 31, 2001.

15. Class Z Warrants may be exercised to purchase 42,748 shares of Common Stock for a 24 month period beginning January 1, 2000 and ending December 31, 2001.


At September 18, 2000, there were warrants exercisable to purchase 8,676,873 shares of Common Stock.


Convertible Notes
-----------------

The following notes can be converted, in whole or in part, at the holders' option into shares of Common Stock at a price of $1.80 per share.

                          Note         Underlying Shares    Shares: if Held
                          Amount           of Stock           To Maturity

LTLK                    $1,222,610          679,228             915,497

LTLK
Defined Benefit Plan      $296,274          164,597             221,852

Dublin Holding, Ltd     $1,757,723          976,513           1,316,192

H. Northrop               $348,567          193,649             224,460
                        ----------        ---------           ---------
Total                   $3,625,174        2,013,987           2,678,001


Holders of the above convertible notes have agreed to convert under certain conditions. See our Forms 8-K and 8-K/A-1 dated December 11, 1999.

We have $1,586,339 in long term notes due on December 31, 2001 (including the H. Northrop note above). Holders of $1,237,772 of the long term notes have agreed to exercise outstanding options/warrants under certain conditions. These notes are held by seven individuals, including Jon Northrop and Jere Northrop. See Forms 8-K and 8-K/A-1 dated December 11, 1999. A total of $3,276,607 in long-term convertible notes are due on December 31, 2002. (See above.)